As filed with the Securities and Exchange Commission on April 28, 2014

Registration No. 333-194488

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Papa Murphy’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	5812 (Primary Standard Industrial Classification Code Number)	27-2349094 (IRS Employer Identification No.)

8000 NE Parkway Drive, Suite 350

Vancouver, WA 98662

(360) 260-7272

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Papa Murphy’s Holdings, Inc.

8000 NE Parkway Drive, Suite 350

Vancouver, WA 98662

(360) 260-7272

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
Alexander D. Lynch, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Facsimile: (212) 310-8007	Victoria T. Blackwell, Esq. Papa Murphy’s Holdings, Inc. 8000 NE Parkway Drive, Suite 350 Vancouver, WA 98662 Telephone: (360) 260-7272 Facsimile: (360) 397-6665	Marc D. Jaffe, Esq. Ian D. Schuman, Esq. Latham & Watkins LLP 885 Third Avenue New York, New York 10022 Telephone: (212) 906-1200 Facsimile: (212) 751-4864

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this amendment is to file certain exhibits to the registration statement as indicated in Item 16(a) of Part II of this amendment. No change is made to the preliminary prospectus constituting Part I of the registration statement or to Items 14, 15 or 17 of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Part II and the signatures of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution.

The expenses, other than underwriting commissions, expected to be incurred by us in connection with the issuance and distribution of the securities being registered under this Registration Statement are estimated to be as follows:

SEC Registration Fee	$11,232
Financial Industry Regulatory Authority, Inc. Filing Fee	13,581
Exchange Listing Fee	150,000
Printing and Engraving	300,000
Legal Fees and Expenses	1,800,000
Accounting Fees and Expenses	960,000
Blue Sky Fees and Expenses	10,000
Transfer Agent and Registrar Fees	3,500
Miscellaneous	1,687

Total	$3,250,000

ITEM 14. Indemnification of Directors and Officers.

The Registrant is governed by the Delaware General Corporation Law, or DGCL. Section 145 of the DGCL provides that a corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was or is an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the corporation’s best interest and, for criminal proceedings, had no reasonable cause to believe that such person’s conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

The Registrant’s amended and restated bylaws and amended and restated certificate of incorporate will authorize the indemnification of its officers and directors, consistent with Section 145 of the DGCL. Reference is made to Section 102(b)(7) of the DGCL, which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, which provides for liability of directors for unlawful payments of dividends of unlawful stock purchase or redemptions or (iv) for any transaction from which a director derived an improper personal benefit.

As permitted by the DGCL, we will include in our amended and restated certificate of incorporation a provision to eliminate the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors, subject to certain exceptions. In addition, our amended and restated certificate of incorporation and bylaws will provide that we are required to indemnify our officers and directors under certain circumstances, including those circumstances in which indemnification would otherwise be discretionary, and we are required to advance expenses to our officers and directors as incurred in connection with proceedings against them for which they may be indemnified.

The Registrant intends to enter into indemnification agreements with each of its directors and executive officers. These agreements, among other things, will require the Registrant to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts actually and reasonably incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of the Registrant, arising out of the person’s services as a director or executive officer.

The Registrant expects to maintain standard policies of insurance that provide coverage (i) to its directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (ii) to the Registrant with respect to indemnification payments that it may make to such directors and officers.

The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification to the Registrant’s directors and officers by the underwriters against certain liabilities.

ITEM 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by us in the last three years:

■	On October 25, 2010, we issued and sold 4,000 shares of common stock to an employee for $0.44 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On March 8, 2011, we issued and sold 5,000 shares of common stock to an employee for $0.44 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On March 25, 2011, we issued and sold 1,000 shares of common stock to an employee for $0.44 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On June 6, 2011, we issued and sold 110,000 shares of common stock to an executive for $0.44 per share pursuant to the Amended 2010 Management Incentive Plan.

■

On June 6, 2011, we issued and sold 18,959 shares of Series A Preferred Stock for $36.68 per share and 10,438 shares of common stock for $0.44 per share to an executive pursuant to a subscription agreement, dated as of May 25, 2011.

■	On June 30, 2011, we issued and sold 5,000 shares of common stock to an employee for $0.98 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On July 29, 2011, we issued new certificates for 38,608 previously held shares of common stock to an executive pursuant to a Stock Repurchase and Put Option Agreement.

■	On October 12, 2011, we issued and sold 1,000 shares of common stock to an employee for $0.94 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On October 17, 2011, we issued and sold 10,000 shares of common stock to an executive for $0.94 per share pursuant to the Amended 2010 Management Incentive Plan.

■

On June 11, 2012, we issued and sold 13,943 shares of common stock for $3.22 per share and 25,287 shares of Series B Preferred Stock $37.77 per share to an institutional accredited investor pursuant to a subscription agreement.

■	On September 14, 2012, we issued and sold 10,000 shares of common stock to an executive for $3.22 per share pursuant to the Amended 2010 Management Incentive Plan.

■

On September 14, 2012, we issued and sold 1,264 shares of Series B Preferred Stock for $37.77 per share and 697 shares of common stock for $3.22 per share to an executive pursuant to a subscription agreement, dated as of September 14, 2012.

■	On September 21, 2012, we issued and sold 10,000 shares of common stock to an employee for $3.22 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On December 19, 2012, we issued and sold 10,000 shares of common stock to an executive for $8.58 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On December 24, 2012, we issued and sold 5,000 shares of common stock to an executive for $8.58 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On December 24, 2012, we issued and sold 5,000 shares of common stock to an employee for $8.58 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On December 28, 2012, we issued and sold 10,000 shares of common stock to an executive for $8.58 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On December 31, 2012, we issued and sold 10,000 shares of common stock to an employee for $8.58 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On March 27, 2013, we issued and sold 1,000 shares of common stock to an employee for $10.84 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On March 29, 2013, we issued and sold 500 shares of common stock to an employee for $10.84 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On April 1, 2013, we issued and sold 6,000 shares of common stock to two employees for $10.84 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On June 12, 2013, we issued and sold 5,000 shares of common stock to an employee for $11.85 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On July 1, 2013, we issued and sold 2,500 shares of common stock to an employee for $11.85 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On October 9, 2013, we issued and sold 10,000 shares of common stock to an executive for $19.63 per share pursuant to the Amended 2010 Management Incentive Plan.

■	On March 11, 2014, we granted an executive fully vested options to purchase 27,103 shares of common stock with an exercise price of $26.80 per share.

■

On March 11, 2014, we granted an executive fully vested options to purchase 2,666 shares of common stock, options subject to time-vesting to purchase 5,334 shares of common stock and options subject to performance-vesting to purchase 1,412 shares of common stock, in each case with an exercise price of $26.80 per share.

■

On March 11, 2014, we granted an executive fully vested options to purchase 667 shares of common stock, options subject to time-vesting to purchase 6,667 shares of common stock and options subject to performance-vesting to purchase 601 shares of common stock, in each case with an exercise price of $26.80 per share.

■	On March 11, 2014, we granted an executive fully vested options to purchase 4,066 shares of common stock with an exercise price of $26.80 per share.

The sales of the above securities were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(2) of the Securities Act or Rule 701 promulgated under Section 3(b) of the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with Papa Murphy’s, to information about Papa Murphy’s.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering.

As described in the prospectus included in this Registration Statement, in connection with the offering all shares of Series A Preferred Shares and Series B Preferred Shares were exchanged for shares of common stock on a share-for-share basis.

ITEM 16. Exhibits and Financial Statement Schedules

(a)	Exhibits

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Papa Murphy’s Holdings, Inc.

3.2**	Amended and Restated Bylaws of Papa Murphy’s Holdings, Inc.

4.1*	Form of Common Stock Certificate.

4.2**	Form of Second Amended and Restated Stockholders’ Agreement.

5.1*	Opinion of Weil, Gotshal & Manges, LLP.

10.1**	Amended 2010 Management Incentive Plan.

10.2**	Form of Stockholder’s Agreement.

10.3**†	Credit Agreement, dated as of October 25, 2013 among PMI Holdings, Inc., Golub Capital LLC and the other financial institutions party thereto.

10.4**	Security Agreement dated as of October 25, 2013 among PMI Holdings, Inc., Golub Capital LLC and the other financial institutions party thereto.

10.5*	Form of 2014 Equity Incentive Plan.

10.6**	Form of Franchise Agreement.

10.7**	Form of Area Development Agreement.

10.8**	Form of Multiple Store Commitment Letter and Amendment to Franchise Agreement.

10.9**	Stock Repurchase and Put Option Agreement dated as of July 29, 2011 among Papa Murphy’s Holdings, Inc. and John Barr.

10.10**	Amended and Restated Executive Employment and Non-Competition Agreement dated as of July 24, 2011 among PMI Holdings, Inc. and John Barr.

10.11**	First Amendment to Amended and Restated Executive Employment and Non-Competition Agreement dated as of December 30, 2013 among PMI Holdings, Inc. and John Barr.

10.12**	Executive Employment and Non-Competition Agreement dated as of May 25, 2011 among PMI Holdings, Inc. and Ken C. Calwell.

10.13**	Executive Employment and Non-Competition Agreement dated as of May 4, 2010 among PMI Holdings, Inc. and Kevin King.

10.14**	Executive Employment and Non-Competition Agreement dated as of May 4, 2010 among PMI Holdings, Inc. and Victoria T. Blackwell.

10.15**	Executive Employment and Non-Competition Agreement dated as of January 7, 2013 among PMI Holdings, Inc. and Jayson Tipp.

10.16**	Executive Employment and Non-Competition Agreement dated as of May 4, 2010 among PMI Holdings, Inc. and Janet Pirus.

10.17**	Resignation of Employment and Separation Agreement dated as of June 3, 2013.

10.18**	Executive Employment and Non-Competition Agreement dated as of March 21, 2014 among PMI Holdings, Inc. and Mark Hutchens.

10.19**	First Amendment to Executive Employment and Non-Competition Agreement dated as of March 21, 2014 among PMI Holdings, Inc. and Ken Calwell.

10.20**	Form of Stock Option Agreement subject to time-vesting under the Amended 2010 Management Incentive Plan.

10.21**	Form of Stock Option Agreement subject to performance-vesting under the Amended 2010 Management Incentive Plan.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

10.22**	Form of Restricted Stock Agreement subject to time-vesting under the Amended 2010 Management Incentive Plan.

10.23**	Form of Restricted Stock Agreement subject to performance-vesting under the Amended 2010 Management Incentive Plan.

10.24**	Form of Amendment to the Restricted Stock Agreement subject to performance-vesting under the Amended 2010 Management Incentive Plan.

10.25**	Form of Stock Option Agreement subject to time-vesting under the Form of 2014 Equity Incentive Plan.

10.26**	Form of Restricted Stock Agreement subject to time-vesting under the Form of 2014 Equity Incentive Plan.

10.27**	Form of Indemnification Agreement between Papa Murphy’s Holdings, Inc. and each of its directors and executive officers.

10.28**	Form of Indemnification Agreement between Papa Murphy’s Holdings, Inc. and each of its sponsor-affiliated directors.

10.29*	Form of Stock Option Agreement subject to performance-vesting under the Form of 2014 Equity Incentive Plan.

10.30*	Executive Employment and Non-Competition Agreement between PMI Holdings, Inc. and Dan Harmon.

21.1**	List of Subsidiaries of the Registrant.

23.1**	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm for Papa Murphy’s Holdings, Inc. and its subsidiaries.

23.2**	Consent of Moss Adams LLP, Independent Auditor for TBD Business Group.

23.3**	Consent of Moss Adams LLP, Independent Auditor for KK Great Pizza, LLC.

23.4*	Consent of Weil, Gotshal & Manges, LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1**	Power of Attorney (included on signature page).

*	Filed herewith
**	Previously filed
†	Confidential treatment requested as to certain portions, which portions have been provided separately to the Securities and Exchange Commission

(b)	Financial Statement Schedules.

Schedule I—Condensed Financial Information of Registrant—Papa Murphy’s Holdings, Inc. Parent Company Information

Schedule II—Valuation and Qualifying Accounts—Papa Murphy’s Holdings, Inc. and Subsidiaries.

ITEM 17. Undertakings

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, State of Washington, on April 28, 2014.

PAPA MURPHY’S HOLDINGS, INC.

By:	/s/ Ken Calwell
Name: Ken Calwell
Title: Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ken Calwell Ken Calwell	President and Chief Executive Officer (Principal Executive Officer) and Director	April 28, 2014

/s/ Mark Hutchens Mark Hutchens	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 28, 2014

* John Barr	Chairman of the Board, Director	April 28, 2014

* Benjamin Hochberg	Director	April 28, 2014

* Yoo Jin Kim	Director	April 28, 2014

* Thomas Lee	Director	April 28, 2014

* John Shafer	Director	April 28, 2014

* Achi Yaffe	Director	April 28, 2014

*By:	/s/ Mark Hutchens
Mark Hutchens
Attorney-in-fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

1.1*	Form of Underwriting Agreement.

3.1**	Amended and Restated Certificate of Incorporation of Papa Murphy’s Holdings, Inc.

3.2**	Amended and Restated Bylaws of Papa Murphy’s Holdings, Inc.

4.1*	Form of Common Stock Certificate.

4.2**	Form of Second Amended and Restated Stockholders’ Agreement

5.1*	Opinion of Weil, Gotshal & Manges, LLP.

10.1**	Amended 2010 Management Incentive Plan.

10.2**	Form of Stockholder’s Agreement.

10.3**†	Credit Agreement, dated as of October 25, 2013 among PMI Holdings, Inc., Golub Capital LLC and the other financial institutions party thereto.

10.4**	Security Agreement dated as of October 25, 2013 among PMI Holdings, Inc., Golub Capital LLC and the other financial institutions party thereto.

10.5*	Form of 2014 Equity Incentive Plan.

10.6**	Form of Franchise Agreement.

10.7**	Form of Area Development Agreement.

10.8**	Form of Multiple Store Commitment Letter and Amendment to Franchise Agreement.

10.9**	Stock Repurchase and Put Option Agreement dated as of July 29, 2011 among Papa Murphy’s Holdings, Inc. and John Barr.

10.10**	Amended and Restated Executive Employment and Non-Competition Agreement dated as of July 24, 2011 among PMI Holdings, Inc. and John Barr.

10.11**	First Amendment to Amended and Restated Executive Employment and Non-Competition Agreement dated as of December 30, 2013 among PMI Holdings, Inc. and John Barr.

10.12**	Executive Employment and Non-Competition Agreement dated as of May 25, 2011 among PMI Holdings, Inc. and Ken C. Calwell.

10.13**	Executive Employment and Non-Competition Agreement dated as of May 4, 2010 among PMI Holdings, Inc. and Kevin King.

10.14**	Executive Employment and Non-Competition Agreement dated as of May 4, 2010 among PMI Holdings, Inc. and Victoria T. Blackwell.

10.15**	Executive Employment and Non-Competition Agreement dated as of January 7, 2013 among PMI Holdings, Inc. and Jayson Tipp.

10.16**	Executive Employment and Non-Competition Agreement dated as of May 4, 2010 among PMI Holdings, Inc. and Janet Pirus.

10.17**	Resignation of Employment and Separation Agreement dated as of June 3, 2013.

10.18**	Executive Employment and Non-Competition Agreement dated as of March 21, 2014 among PMI Holdings, Inc. and Mark Hutchens.

10.19**	First Amendment to Executive Employment and Non-Competition Agreement dated as of March 21, 2014 among PMI Holdings, Inc. and Ken Calwell.

10.20**	Form of Stock Option Agreement subject to time-vesting under the Amended 2010 Management Incentive Plan.

10.21**	Form of Stock Option Agreement subject to performance-vesting under the Amended 2010 Management Incentive Plan.

10.22**	Form of Restricted Stock Agreement subject to time-vesting under the Amended 2010 Management Incentive Plan.

10.23**	Form of Restricted Stock Agreement subject to performance-vesting under the Amended 2010 Management Incentive Plan.

EXHIBIT NUMBER	DESCRIPTION OF EXHIBITS

10.24**	Form of Amendment to the Restricted Stock Agreement subject to performance-vesting under the Amended 2010 Management Incentive Plan.

10.25**	Form of Stock Option Agreement subject to time-vesting under the Form of 2014 Equity Incentive Plan.

10.26**	Form of Restricted Stock Agreement subject to time-vesting under the Form of 2014 Equity Incentive Plan.

10.27**	Form of Indemnification Agreement between Papa Murphy’s Holdings, Inc. and each of its directors and executive officers.

10.28**	Form of Indemnification Agreement between Papa Murphy’s Holdings, Inc. and each of its sponsor-affiliated directors.

10.29*	Form of Stock Option Agreement subject to performance-vesting under the Form of 2014 Equity Incentive Plan.

10.30*	Executive Employment and Non-Competition Agreement between PMI Holdings, Inc. and Dan Harmon.

21.1**	List of Subsidiaries of the Registrant.

23.1**	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm for Papa Murphy’s Holdings, Inc. and its subsidiaries.

23.2**	Consent of Moss Adams LLP, Independent Auditor for TBD Business Group.

23.3**	Consent of Moss Adams LLP, Independent Auditor for KK Great Pizza, LLC.

23.4*	Consent of Weil, Gotshal & Manges, LLP (included in the opinion filed as Exhibit 5.1 hereto).

24.1**	Power of Attorney (included on signature page).

*	Filed herewith
**	Previously filed
†	Confidential treatment requested as to certain portions, which portions have been provided separately to the Securities and Exchange Commission